CHANGE IN TERMS AGREEMENT



Borrower:         US Global Nanospace, Inc.       Lender:  USDR Aerospace, Ltd.
                  f/k/a US Global Aerospace, Inc.
                  2533 N. Carson St., Suite 5107
                  Carson City, NV  89706

Principal:        Amounts up to $100,000.00       Interest Rate:    10.000%

Loan Date:        April 18, 2003

Maturity:         December 31, 2004

Date of Agreement:         December 30, 2004



                      DESCRIPTION OF EXISTING INDEBTEDNESS

A Revolving Promissory Note dated April 18, 2003 in original principal amounts up to $100,000.00, amended on June 30, 2004 to include amounts up to $200,000.00.

                         DESCRIPTION OF CHANGE IN TERMS

The maturity date of this Note is being extended to February 28, 2005. All other terms and conditions remain unchanged.

                                 PROMISE TO PAY

US Global Nanospace, Inc. f/k/a US Global Aerospace, Inc., ("Borrower") promises to pay to USDR Aerospace, Ltd. ("Lender"), the principal balance then outstanding, together with interest at the rate of 10.000% per annum on the unpaid principal balance from April 18, 2003, until paid in full.

                                     PAYMENT

Borrower will pay these loans in one principal payment of the balance then outstanding, plus interest on or before February 28, 2005. This payment due on February 28, 2005 will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, than to principal. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

                             SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.




BORROWER:                            LENDER:

US Global Nanospace, Inc.,           USDR Aerospace, Ltd.
f/k/a US Global Aerospace, Inc.      by: United States Defense Research, LC,
                                           General Partner

By: /s/ John Robinson                By: /s/ Julie Seaman
    -----------------                    -----------------------
    John Robinson, Chairman              Julie Seaman, Secretary